EXHIBIT 99.1


                       [ALFACELL CORPORATION LETTERHEAD]


FOR IMMEDIATE RELEASE:
----------------------

CONTACT:

ALFACELL CORPORATION                             FINANCIAL INQUIRIES:
Kuslima Shogen, CEO                              RJ Falkner & Company, Inc.
Andrew Savadelis, CFO                            Investor Relations Counsel
(973) 748-8082                                   (800) 377-9893
info@alfacell.com                                info@rjfalkner.com


               ALFACELL REPORTS FISCAL SECOND QUARTER 2005 RESULTS
              AND PROVIDES UPDATE ON INTERNATIONAL PATIENT ACCRUAL

BLOOMFIELD, N.J., March 11, 2005 -- Alfacell Corporation (Nasdaq: ACEL) today announced its financial results for the second quarter of its 2005 fiscal year, reflecting continued investments in the Company's clinical and preclinical programs.

Research and development expenses for the second quarter of FY2005 totaled $1.6 million as compared to $.7 million for the second quarter of FY2004. The increase in R&D expenses reflects an expansion in the Company's ONCONASE(R) Phase IIIb clinical trial for malignant mesothelioma, primarily in Europe, Australia and New Zealand. The Company also incurred higher data management and clinical trial monitoring fees related to the Phase IIIb trial as well as expenses incurred for pharmacology/toxicology and chemistry, manufacturing and controls (CMC) tasks required as part of the NDA process.

General and administrative expenses were approximately $.4 million for both the second quarter of FY2005 and FY2004, reflecting higher personnel costs, NASDAQ listing fees and Sarbanes-Oxley compliance fees offset by lower legal and consulting fees.

For the three months ended January 31, 2005, the Company reported a net loss attributable to common shareholders of $1.96 million or $.06 per share as compared to a net loss of $1.2 million or $.04 per share for the same period in FY2004.

Cash and cash equivalents and short-term investments totaled $7.6 million as of January 31, 2005.

ONCONASE(R) PHASE IIIB TRIAL UPDATE: ACCRUAL OF INTERNATIONAL PATIENTS

The Company also reported an extension in the expected time frame for the completion of patient accrual in its malignant mesothelioma Phase IIIb trial. Recent regulatory changes in several large, non-EU countries which have contracted to participate in the trial have occurred. Specifically, local government approvals must now be obtained prior to the initiation of trials in those countries. As a result, patient accrual has been delayed.

The Company continues to enroll patients in those countries for which it has government approvals to conduct trials, including the United States, Canada, Poland, Italy, Germany and most recently Australia and New Zealand. The Company has been successful in accelerating patient accrual in these countries and will continue to use its best efforts to accelerate accruals at all sites. The Company expects to achieve projected patient accruals once the local government approvals are granted. The Company continues to focus on rapid patient enrollment in order to accelerate the completion of the Phase IIIb trial in parallel with the completion of all the required sections of the NDA.

ABOUT ALFACELL CORPORATION
--------------------------

Alfacell Corporation is a global leader and pioneer in the research, development and commercialization of ribonucleases. Its mission is to develop new therapeutics based on our ribonuclease technology for the treatment of cancer, infectious diseases and other life-threatening conditions. For more information, please visit www.alfacell.com.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD-LOOKING" STATEMENTS, USUALLY CONTAINING THE WORDS "BELIEVE", "ESTIMATE", "PROJECT", "EXPECT" OR SIMILAR EXPRESSIONS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, DIFFICULTIES ENCOUNTERED IN ENROLLING PATIENTS INTO ITS CURRENT PHASE IIIB CLINICAL TRIAL, UNCERTAINTIES INVOLVED IN TRANSITIONING FROM CONCEPT TO PRODUCT, UNCERTAINTIES INVOLVING THE ABILITY OF THE COMPANY TO FINANCE RESEARCH AND DEVELOPMENT ACTIVITIES, POTENTIAL CHALLENGES TO OR VIOLATIONS OF PATENTS, UNCERTAINTIES REGARDING THE OUTCOME OF CLINICAL TRIALS, THE COMPANY'S ABILITY TO SECURE NECESSARY APPROVALS FROM REGULATORY AGENCIES, DEPENDENCE UPON THIRD-PARTY VENDORS, AND OTHER RISKS DISCUSSED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.

                              ALFACELL CORPORATION
                          (A Development Stage Company)
                       CONDENSED STATEMENTS OF OPERATIONS

          Three months and six months ended January 31, 2005 and 2004, and the Period from August 24, 1981
                     (Date of Inception) to January 31, 2005

                                   (Unaudited)

                                                   Three Months Ended                  Six Months Ended            August 24, 1981
                                                      January 31,                         January 31,                 (Date of
                                            ------------------------------      ------------------------------      Inception) to
                                                 2005              2004             2005              2004        January 31, 2005
                                            ------------      ------------      ------------      ------------      ------------
Revenue:
    Sales                                   $         --      $         --      $         --      $         --      $    553,489
    Investment income                             33,704             4,530            62,882             8,230         1,491,995
    Other income                                      --                --                --                --            90,103
                                            ------------      ------------      ------------      ------------      ------------
Total revenue                                     33,704             4,530            62,882             8,230         2,135,587
                                            ------------      ------------      ------------      ------------      ------------

Costs and expenses:
    Cost of sales                                     --                --                --                --           336,495
    Research and development                   1,554,443           674,089         2,475,592         1,311,286        47,430,504
    General and administrative                   422,406           420,243           868,003           648,188        24,734,212
    Interest:
        Related parties, net                          --                --                --                --         1,147,547
        Others                                    12,165           109,786            43,422           228,401         2,869,665
                                            ------------      ------------      ------------      ------------      ------------
Total costs and expenses                       1,989,014         1,204,118         3,387,017         2,187,875        76,518,423
                                            ------------      ------------      ------------      ------------      ------------

Loss before state tax benefit                 (1,955,310)       (1,199,588)       (3,324,135)       (2,179,645)      (74,382,836)

State tax benefit                                     --                --           287,975           221,847         2,302,160
                                            ------------      ------------      ------------      ------------      ------------

Net loss                                    $ (1,955,310)     $ (1,199,588)     $ (3,036,160)     $ (1,957,798)     $(72,080,676)
                                            ============      ============      ============      ============      ============

Loss per basic and diluted common share     $      (0.06)     $      (0.04)     $      (0.09)     $      (0.07)
                                            ============      ============      ============      ============

Weighted average number of shares
     outstanding                              35,211,954        28,439,372        34,936,198        27,675,584
                                            ============      ============      ============      ============

See accompanying notes to condensed financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            CONDENSED BALANCE SHEETS
                       January 31, 2005 and July 31, 2004
                                   (Unaudited)

                                                                                 January 31,        July 31,
                                                                                     2005             2004
ASSETS                                                                           (Unaudited)      (See Note 1)
                                                                                ------------      ------------
Current assets:
   Cash and cash equivalents                                                    $  5,630,955      $ 10,147,694
   Short-term investments at market which approximates cost                        1,978,189                --
   Other current assets                                                              228,120            64,771
                                                                                ------------      ------------
         Total current assets                                                      7,837,264        10,212,465

Property and equipment, net
                                                                                      83,715            56,783
Loan receivable, related party                                                       156,612           151,815
                                                                                ------------      ------------
         Total assets                                                           $  8,077,591      $ 10,421,063
                                                                                ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable, net of discount of $4,059 at January 31, 2005
      and $34,120 at July 31, 2004                                              $    195,941      $    372,611
   Accounts payable                                                                  659,748           541,600
   Accrued expenses                                                                  894,228           625,205
                                                                                ------------      ------------

         Total liabilities                                                         1,749,917         1,539,416
                                                                                ------------      ------------

Stockholders' equity:
    Preferred stock, $.001 par value;
       Authorized and unissued, 1,000,000 shares at January 31, 2005
          and July 31, 2004                                                               --                --
    Common stock, $.001 par value;
       Authorized 100,000,000 shares at January 31, 2005 and July 31, 2004;
       Issued and outstanding, 35,245,445 shares at January 31, 2005 and
          34,347,885 shares at July 31, 2004                                          35,245            34,348
    Capital in excess of par value                                                78,373,105        77,891,815
    Deficit accumulated during development stage                                 (72,080,676)      (69,044,516)
                                                                                ------------      ------------

         Total stockholders' equity                                                6,327,674         8,881,647
                                                                                ------------      ------------

         Total liabilities and stockholders' equity                             $  8,077,591      $ 10,421,063
                                                                                ============      ============

See accompanying notes to condensed financial statements.


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